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[MYKROLIS LOGO HERE]

                                                                    Exhibit 24.2


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that Mykrolis Corporation, a Delaware corporation (the "Corporation"), and each of the undersigned Officers and Directors of the Corporation, do hereby constitute and appoint C. William Zadel, Jean-Marc Pandraud, Bertrand Loy, and Peter W. Walcott, and each of them individually (with full power to each of them to act alone) as its and his true and lawful attorney-in-fact and agent, for and on its and his behalf and in its and his name, place and stead, in any and all capacities, to sign, execute and affix its and his seal thereto and file any documents referred to below:

       1. One or more Registration Statements on Form S-8 registering with the U.S. Securities and Exchange Commission an aggregate of up to 3,000,000 shares of the Common Stock, $0.01 par value per share, of the Corporation to be issued upon the exercise of options to acquire shares of the Common Stock, $0.01 par value per share, of the Corporation which options arose out of the conversion of unvested Millipore Corporation options into options to purchase common stock of the Corporation in accordance with the Employee Matters Agreement attached as Exhibit E to the Master Separation and Distribution Agreement, dated March 28, 2001, between the Corporation and Millipore Corporation; including any and all Pre-Effective and Post-Effective Amendments to any such Registration Statement, whether increasing the amount of securities for which registration is being sought or otherwise;

       2. Any Registration Statement, consent to service of process, or other document which may be required by state securities administrators or other regulatory authorities in order to qualify the securities to be registered as aforesaid, for sale in any state in which it is desired to offer such securities;

together with all exhibits and any and all documents required to be filed with respect to any of the foregoing with any regulatory authority, granting unto said attorney and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as it and he might or could do if personally present, hereby ratifying and confirming all its and his said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.




SIGNATURE                       TITLE                           DATE
---------                       -----                           ----

/s/ C. William Zadel            Chairman, Chief Executive       March 15, 2002
--------------------------      Officer and Director
C. William Zadel


/s/ Michael A. Bradley          Director                        March 15, 2002
--------------------------
Michael A. Bradley



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Page 2

Power of Attorney for Form S-8 Registration Statement


SIGNATURE                       TITLE                           DATE
---------                       -----                           ----

                                Director
--------------------------
Robert E. Caldwell


/s/ Michael P.C. Carns          Director                        March 16, 2002
--------------------------
Michael P.C. Carns


/s/ Daniel W. Christman         Director                        March 15, 2002
--------------------------
Daniel W. Christman


/s/ Thomas O. Pyle              Director                        March 15, 2002
--------------------------
Thomas O. Pyle